Exhibit 99.3

PIXAR

MR A SAMPLE
DESIGNATION (IF ANY)
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☐ Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card

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A Issue

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A vote FOR the following proposal is recommended by The Board of Directors.

	For	Against	Abstain
1. Proposal to approve the principal terms of the Agreement and Plan of Merger, dated as of January 24, 2006, by and among The Walt Disney Company ("Disney"), Lux Acquisition Corp., a wholly-owned subsidiary of Disney, and Pixar, pursuant to which Lux Acquisition Corp. will merge with and into Pixar, and Pixar will become a wholly-owned subsidiary of Disney, and to approve the merger.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

We hope you will be able to attend the meeting in person, and you are cordially invited to attend. If you expect to attend the meeting, please mark the box at the right and then return your proxy. ☐

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on your stock certificate. If the stock is held by joint holders or as community property, both should sign. Executors administrators, trustees, guardians, attorneys and corporate owners should give their FULL titles.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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PROXY - PIXAR

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of PIXAR, a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated April 7, 2006, and hereby appoints Steve Jobs and Simon Bax, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of Common Stock of PIXAR that the undersigned is entitled to vote at the Special Meeting of Shareholders of PIXAR to be held on May 5, 2006 at 10:00 a.m., local time, in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103, and at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

- Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the simple instructions provided by the recorded message.

To vote using the Internet

- Go to the following web site: **WWW.COMPUTERSHARE.COM/EXPRESSVOTE**
- Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 5, 2006.

THANK YOU FOR VOTING